CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Statements of Additional Information dated April 1, 1997 of our reports dated January 15, 1997, relating to the financial statements and financial highlights appearing in the November 30, 1996 Annual Report to Shareholders of Key Money Market Mutual Fund, Key Stock Index Fund, SBSF Capital Growth Fund, SBSF Convertible
Securities Fund and SBSF Fund, five of the portfolios comprising Key Mutual Funds, which Statements of Information are incorporated by reference in the Combined Prospectus/Proxy Statement constituting part of this Pre-Effective Amendment No. 2 to the registration statement on Form N-14 (the "Registration Statement"). We also consent to the reference to us under the heading "Financial Information Summary" in the Prospectus dated April 1, 1997 for Key Money Market Mutual Fund, Key Stock Index Fund, SBSF Capital Growth Fund, SBSF Convertible Securities Fund, and SBSF Fund, which Prospectuses are incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Independent Accountants and Reports" in the Statements of Additional Information dated April 1, 1997 for Key Money Market Mutual Fund, Key Stock Index Fund, SBSF Capital Growth Fund, SBSF Convertible Securities Fund, and SBSF Fund.

Price Waterhouse LLP
New York, New York
January 27, 1998